Exhibit 5.2

Mr Robert J Bartlett	14 December 2006
Company Secretary
Ansell Limited

Level 3, 678 Victoria St
Richmond VIC 3121
Australia

Dear Robert

Ansell Limited- Registration Statement on Form S-8

We have acted as solicitors to Ansell Limited, an Australian corporation (the “Company”), in connection with the preparation and filing under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the offer and sale of up to 5,300,000 ordinary shares upon the vesting of Performance Rights and the exercise of Options pursuant to the Company’s Long Term Incentive Plan (the “Plan”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

1	Registration Statement

For purposes of this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, together with exhibits filed as a part thereof, and the Company’s constitution, relevant board minutes and ancillary documents.

In this Opinion, we have assumed the following matter, and we have not made, nor are we obliged to make, any independent investigation of, or inquiries in respect of that matter:

In relation to the Registration Statement or other document examined by us:

(1)	if a copy or specimen, it conforms in all respects to the original;

(2)	it is complete, has not been amended, rescinded, terminated or revoked, it is in full force and effect, it has been, or will be, duly delivered and it is not subject to escrow or conditions;

(3)	each resolution was duly and properly passed, has not been varied or revoked, is properly recorded in the extract examined by us and is not subject to any right to set it aside or question its validity (whether due to lack of quorum, improperly convened meeting, breach of directors duties, resolution of a general meeting of shareholders or otherwise); and

We have also assumed that the Registration Statement complies with the form and content requirements of the relevant laws of the United States of America and the Company has obtained independent legal advice to that effect.

2	Our Opinion

Based upon and subject to the foregoing, we are of the opinion that the company has the corporate power to issue Performance Rights and Options and the related ordinary shares under the Plan (Securities), and that the Securities have been duly authorised and, when issued in the manner contemplated by the Plan, will be validly issued, and the ordinary shares will be fully-paid and non-assessable.

3	Qualifications

This opinion is given only in relation to the matter referred to above and, except with our prior written consent, may not be:

(1)	transmitted or disclosed to any other person;

(2)	used or relied upon by any other person or used or relied upon by you for any other purpose; or

(3)	filed with any government agency or other person or quoted or referred to in any pubic document.

This opinion is limited to the laws of the Commonwealth of Australia (Australian Law) as applied by the Australian courts as at today’s date and is given on the basis that it will be governed and construed in accordance with Australian Law. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to those or any other laws. Any liability arising out of this opinion is to be governed by Australian Law. We neither express nor imply any opinion as to, and have not made any investigation of, the laws of any other jurisdiction.

This opinion is based on the constitution of Ansell Limited as at today’s date. We are under, and assume, no obligation to inform any person of, or of the effect of, any future changes to the constitution which may impact on this opinion.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name therein. By giving the foregoing consent, we do not admit that we are persons whose consent is required under section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Yours sincerely

Stephen Walmsley
Partner
Freehills

+61 3 9288 1769
+ 61 3 419 874 306
stephen.walmsley@freehills.com